Exhibit 4.1

C0000000230 | M
104598
Number
00000000
s shopify
INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT
Shares
* * * * 0 * * * * * * * * *
* * * * * 0 * * * * * * * *
* * * * * * 0 * * * * * * *
* * * * * * * 0 * * * * * *
* * * * * * * * 0 * * * * *
THIS CERTIFIES THAT
SPECIMEN
IS THE REGISTERED HOLDER OF
* * * 0 * * *
CUSIP 82509L107
ISIN CA82509L1076
SEE REVERSE FOR CERTAIN DEFINITIONS
FULLY PAID AND NON-ASSESSABLE CLASS A SUBORDINATE VOTING SHARES WITHOUT PAR VALUE IN THE CAPITAL OF
SHOPIFY INC.
transferable on the books of the Company only upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.
Chief Executive Officer and Chairman of the Board
VOID
COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA, JERSEY CITY, NJ AND COLLEGE
STATION, TX)
TRANSFER AGENT AND REGISTRAR
By
Authorized Officer
Dated: Apr 29, 2015
COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(TORONTO)
TRANSFER AGENT AND REGISTRAR
VOID
By
Authorized Officer
The shares represented by this certificate are transferable at the office of Computershare Investor Services Inc. in Toronto, ON or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and College Station, TX.
SECURITY INSTRUCTIONS ON REVERSE
VOIR LES INSTRUCTIONS DE SECURITE AU VERSO
CSAE_WIP_ZSHQ_CA1.mtl.pulls/000001/000001/i

The class of shares represented by this certificate has rights, privileges, restrictions, or conditions attached thereto and the Company will furnish to the holder, on demand and without charge, a full copy of the text of (i) the rights, privileges, restrictions and conditions attached to the said shares and to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and (ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.
The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:
TEN COM
- as tenants in common
(Name) CUST (Name) UNIF
- (Name) as Custodian for (Name) under the
TEN ENT
- as tenants by the entireties
GIFT MIN ACT (State)
(State) Uniform Gifts to Minors Act
JT TEN
- as joint tenants with rights of survivorship and not as
tenants in common
Additional abbreviations may also be used though not in the above list.
For value received the undersigned hereby sells, assigns and transfers unto
Insert name and address of transferee
shares
represented by this certificate and does hereby irrevocably constitute and appoint the attorney
of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.
DATED:
Signature of Shareholder
Signature of Guarantor
Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.
In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.
Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.
SECURITY INSTRUCTIONS - INSTRUCTIONS DE SECURITE
THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER FILIGRANE, NE PAS ACCEPTER SANS VERIFIER LA PRESENCE DU FILIGRANE. POUR CE FAIRE, PLACER A LA LUMIERE.
EN_COMP_V2_01